UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

CEREPLAST, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3421-3411 West El Segundo Boulevard Hawthorne, California	90250
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-676-5000

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2008, the Board of Directors of Cereplast, Inc. (the “Company”) appointed Randy Woelfel as President and Chief Operating Officer of the Company and entered into an Employment Agreement with Mr. Woelfel (the “Agreement”). Mr. Woelfel joins Cereplast after a very successful career in the chemical industry which culminated with the presidency at Basell International and Basell North America. Mr. Woelfel began his career at Shell Oil, working in a variety of roles across the oil products and petrochemicals businesses. Mr. Woelfel was instrumental in the formation of Montell in 1995, which, through mergers, evolved into present-day LyondellBasell, the world leading producer of polyolefin plastics such as polypropylene and polyethylene. Mr. Woelfel held a succession of management positions within Shell and Basell during his 29-year tenure, and led Basell’s dynamic growth internationally into the largest polypropylene manufacturer in the world. Most recently Mr. Woelfel served as a managing director for the energy related practice at the Houston Technology Center, Texas’ largest business incubator. Mr. Woelfel holds a B.S. in chemical engineering from Rice University and Masters from the Sloan School of Management at MIT.

Mr. Woelfel shall be paid a fixed salary of $350,000 per year, commencing on March 31, 2008 and continuing until April 1, 2008, subject to the provisions of the Agreement. Mr. Woelfel shall receive an annual seven percent (7%) increase in his fixed salary effective each January 1st during the term of the Agreement starting on January 1, 2010. Until the Company reaches a cash flow positive position, or at the discretion of the Company’s Board of Directors, Mr. Woelfel’s monthly installment payments will consist of cash and restricted stock such that an amount of $100,000 of the total amount of annual compensation payable to Mr. Woelfel will be paid to him in restricted stock.

Additionally, Mr. Woelfel may be paid a bonus or bonuses during each year, as determined by the Company’s Board of Directors in accordance with the Employment Agreement. Additionally, if certain goals outlined in the Agreement are met, Mr. Woelfel may be entitled to receive a bonus equal to fifty percent (50%) of his annual compensation.

Mr. Woelfel will also be entitled to receive an aggregate amount of 1.5 million shares of restricted stock, payable in accordance with the Agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Exhibits.

10.1 Employment Agreement, dated March 18, 2008, by and between Cereplast, Inc and Randy Woelfel.
99.1 Press Release, dated March 19, 2008 issued by Cereplast, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEREPLAST, INC.

By: /s/ Frederic Scheer
Name: Frederic Scheer
Title: Chief Executive Officer

Date: March 21, 2008

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement, dated March 18, 2008, by and between Cereplast, Inc and Randy Woelfel.

99.1	Press Release, dated March 19, 2008 issued by Cereplast, Inc.

4